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                          EXPENSE LIMITATION AGREEMENT

     EXPENSE LIMITATION AGREEMENT, effective as of February 19, 2002 by and between Wayne Hummer Management Company, an Illinois corporation (the "Adviser")
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and Wayne Hummer Investment Trust (the "Trust"), on behalf of the Wayne Hummer
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CorePortfolio Fund series of the Trust (the "Fund").
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     WHEREAS, the Trust is a Massachusetts business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an
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open-end management company of the series type, and the Fund is a series of the
Trust; and

     WHEREAS, the Trust and the Adviser have entered into an Interim Investment Advisory and Management Agreement dated February 19, 2002 (the "Interim Advisory
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Agreement") and, subject to shareholder approval, will enter into an Investment
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Advisory and Management Agreement (the "Advisory Agreement"), pursuant to which
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the Adviser provides investment management services to the Fund for compensation based on the value of the average daily net assets of the Fund; and

     WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to continue to maintain the expenses of the Fund at a level below the level to which the Fund may otherwise be subject;

     NOW THEREFORE, the parties hereto agree as follows:

1.   EXPENSE LIMITATION.
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     1.1  Applicable Expense Limit. To the extent that the ordinary operating
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expenses incurred by the Fund in any fiscal year, including but not limited to investment advisory fees of the Adviser, but excluding interest, taxes, brokerage commissions, other investment-related costs and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of the Fund's business ("Fund Operating Expenses"), exceed the Operating
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Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess
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Amount") shall be the liability of the Adviser to the extent set forth in this
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Agreement.

     1.2  Operating Expense Limit. The Operating Expense Limit in any year with
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respect to the Fund shall be 0.75% of the average daily net assets of the Fund.

     1.3  Duration of Operating Expense Limit. The Operating Expense Limit with
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respect to the Fund shall remain in effect during the term of this Agreement.

     1.4  Method of Computation. To determine the Adviser's obligation with
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respect to the Excess Amount, each day the Fund Operating Expenses for the Fund shall be annualized. If the annualized Fund Operating Expenses for any day of the Fund exceed the Operating Expense Limit of the Fund, the Adviser shall waive or reduce its investment advisory fee, in an amount sufficient to pay that day's Excess Amount. The Trust may offset amounts owed to the Fund pursuant to this Agreement against the advisory fee payable to the Adviser. Furthermore, to the extent that the Excess Amount exceeds such waived or reduced investment advisory fees, the Adviser shall, if required pursuant to the securities laws or regulations of any state in which the

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Fund's shares are qualified for sale, or may, voluntarily, reimburse the Fund for any operating expenses.

     1.5  Year-End Adjustment. If necessary, on or before the last day of the
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first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to the Fund with respect to the previous fiscal year shall equal the Excess Amount.

     1.6  Organizational Expenses. The Adviser has paid the organizational
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expenses of the Fund in the amount of fifteen thousand dollars ($15,000)
("Organizational Expenses").
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2.   REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.
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     2.1  Reimbursement. If on any day during which the Interim Advisory
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Agreement or the Advisory Agreement is in effect, the estimated annualized Fund
Operating Expenses of the Fund for that day are less than the Operating Expense Limit, the Adviser shall be entitled to reimbursement by the Fund of the investment advisory fees waived or reduced, the Organizational Expenses, and any other expense reimbursements or similar payments remitted by the Adviser to the Fund pursuant to Section 1 hereof (the "Reimbursement Amount") during any of the
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previous five (5) years, to the extent that the Fund's annualized Operating
Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

     2.2  Year-End Adjustment. If necessary, on or before the last day of the
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first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3.   TERM AND TERMINATION OF AGREEMENT.
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     This Agreement may be terminated by the Trust or, after August 1, 2003, by the Adviser, without payment of any penalty, upon sixty (60) days' prior written notice to the Trust at its principal place of business. The Agreement shall terminate in the event the Adviser ceases to provide investment management services to the Fund. The obligation of the Adviser under Section 1.5 of this Agreement and of the Trust under Section 2 of this Agreement shall survive the termination of the Agreement solely as to expenses and obligations incurred prior to the date of such termination.

4.   MISCELLANEOUS.
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     4.1  Captions. The captions in this Agreement are included for convenience
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of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2  Interpretation. Nothing herein contained shall be deemed to require
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the Trust or the Funds to take any action contrary to the Trust's Declaration of
Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to

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relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

     4.3  Definitions. Any question of interpretation of any term or provision
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of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Interim Advisory Agreement, the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Interim Advisory Agreement, the Advisory Agreement or the 1940 Act.

     4.4  Amendments. This Agreement may be amended only by a written agreement
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signed by each of the parties hereto.

     4.5  Limitation of Liability. This Agreement is executed by or on behalf of
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the Trust, and Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust, as amended, of the Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and Adviser shall not seek satisfaction of any such obligations from the Trustees, Officers or shareholders of the Trust.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                          WAYNE HUMMER INVESTMENT TRUST
                                            ON BEHALF OF ITS
                                          WAYNE HUMMER COREPORTFOLIO FUND


                                          By: /s/ David P. Poitras
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                                              Name:  David P. Poitras
                                              Title: Vice President

                                          WAYNE HUMMER MANAGEMENT COMPANY

                                          By: /s/ Thomas J. Rowland
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                                              Name:  Thomas J. Rowland
                                              Title: Chairman

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